EXHIBIT A

WARRANT CERTIFICATE

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. NEITHER THIS WARRANT NOR ANY INTEREST IN THIS WARRANT MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

COMMON STOCK WARRANT CERTIFICATE

To Purchase Shares of Common Stock
of
SSGI, Inc.

THIS IS TO CERTIFY THAT, for value received, Alpina Lending, L.P., a Nevada limited partnership, and its successors and assigns (the "Holder"), is entitled, subject to the terms and conditions set forth in this Common Stock Warrant Certificate (this "Warrant"), to purchase from SSGI, Inc., a Florida corporation (the "Company"), at any time during the period commencing on the date of this Warrant and ending on 5:00 p.m. Dallas, Texas time on July 22, 2019 (the "Expiration Date"), 582,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), subject to adjustment as set forth in this Warrant (the "Warrant Shares"), at an initial purchase price equal to $0.30 per share of Common Stock, subject to adjustment as set forth in this Warrant (the "Exercise Price").

ARTICLE I
EXERCISE OF WARRANT

1.01 Adjustment to Warrant Shares. The Holder has committed to advance up to $1,370,000 to the Company pursuant to the terms of that certain Restated Term Note of even date herewith (the "Note"). If the Company pays in full all outstanding principal under the Note and accrued but unpaid interest thereon on or before December 31, 2009, the number of Warrant Shares shall be immediately and automatically decreased to 291,000 without necessity of any further action or documentation by any party, and this Warrant shall be deemed amended to be consistent with such adjustment.

1.02 Method of Exercise. To exercise this Warrant, the Holder shall deliver to the Company, at the Warrant Office (as defined in Section 2.01), (a) a written notice in the form of the Subscription Notice (herein so called) attached to this Warrant, stating the election of such Holder to exercise this Warrant in whole or in part in the manner provided in the Subscription Notice, (b) payment in full of the Exercise Price for the number of Warrant Shares to be purchased, and (c) this Warrant. This Warrant shall be deemed to be exercised to the extent specified in the Subscription Notice on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares subscribed for and surrender of this Warrant, and such date is referred to in this Warrant as the "Exercise Date". Promptly upon such exercise, and in any event within ten (10) days of the Exercise Date, the Company shall issue and deliver to the Holder or his designees, a certificate for the full number of Warrant Shares

purchased by the Holder pursuant to the Subscription Notice, against the receipt by the Company of this Warrant and the total Exercise Price payable for all Warrant Shares then being purchased, in accordance with Section 1.04 below. The individual, corporation, partnership, association or other entity ("Person") in whose name the certificate(s) for Common Stock is to be issued, shall be deemed to have become a holder of record of the Common Stock with respect to which this Warrant is exercised, on the Exercise Date.

1.03 Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but in lieu of any such fractional share, the Company shall make a cash payment for such fractional share, equal to the Exercise Price then in effect multiplied by such fractional share.

1.04 Payment of Exercise Price. Upon exercise of this Warrant, the Exercise Price then in effect shall be payable, at the Holder's election, by tender to the Company of payment in (i) cash, bank check or wire transfer of good funds, or (ii) shares of capital stock of the Company valued at the fair market value of such shares on the Exercise Date; in each case, in an amount equal to the Exercise Price then in effect, multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised. The fair market value of any shares of capital stock being tendered in payment of the Exercise Price shall be equal to the thirty (30) day trailing average price of the Company's Common Stock for the period immediately preceding the Exercise Date as set forth on the OTC Bulletin Board (OTC BB: SSGI.PK).

1.05 Expenses. The Company shall pay all expenses and all documentary, stamp, transfer or other transactional taxes (other than transfer or income taxes incurred by the Holder) and other charges payable in connection with the preparation, issuance and delivery of the Warrant and the related Warrant Shares and any transfer of the Warrant pursuant to Article II.

ARTICLE II
WARRANT OFFICE; TRANSFER

2.01 Warrant Office; Records. The Company shall maintain an office for certain purposes specified in this Warrant (the "Warrant Office"), which office shall initially be the Company's office address set forth in Section 5.05 of this Warrant and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder of this Warrant. The Company shall maintain at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the Holder of this Warrant and his transferees and assigns. A copy of this Warrant shall be filed in the Warrant Office among the records of the Company.

2.02 Transferability. This Warrant may not be transferred or assigned in whole or part without compliance with the Securities Act of 1933, as amended, and all applicable federal and state securities laws by the transferor and the transferee to the satisfaction of the Company and its counsel. Subject to the foregoing sentence, this Warrant is transferable in whole or in part by the initial Holder and each other Person who becomes the Holder of this Warrant subject to approval by the Company's Board of Directors, such approval not to be unreasonably withheld.

Notwithstanding the foregoing, the initial Holder may transfer all or any portion of this Warrant to each and any Person that acquires a participation interest in the Note without the consent of the Company's Board of Directors or any other Person. Title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form attached to this Warrant) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. The Company, from time to time, shall register the transfer of this Warrant in its register at the Warrant Office upon delivery of this Warrant, appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and to the transferor (if the entire Warrant is not transferred) and the surrendered Warrant shall be canceled by the Company.

2.03 Registration Rights. Holder shall be entitled to have the Warrant Shares registered pursuant to the terms and conditions of that certain Second Amended and Restated Registration Rights Agreement entered into as of the date hereof.

ARTICLE III
ADJUSTMENTS

3.01 Exercise of Warrant. This Warrant shall be exercisable, at the option of the Holder, upon payment to the Company in cash of the applicable Exercise Price for such number of Warrant Shares as indicated in the Subscription Notice; *provided, however*, that the number of Warrant Shares for which this Warrant is exercisable, and the Exercise Price for the Warrant Shares, shall be adjusted from time to time as provided in Section 1.01 or this Article III. Whenever the Warrant Shares or Exercise Price adjust as provided in Section 1.01 or this Article III, the Company shall file at the Warrant Office, a statement showing in detail the facts requiring such adjustment, the date of the adjustment, and the new number of Warrant Shares issuable or the new Exercise Price in effect after such adjustment, signed by an officer of the Company. The Company shall also cause a copy of such statement to be given to the Holder pursuant to Section 3.04. Failure of the Company to file such statement shall not affect the subject adjustment.

3.02 Adjustment for Dividends, Reclassification, Etc. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time as follows:

(a) Consolidation, Merger, Sale, Conveyance. If the Company at any time shall consolidate or merge with, or sell or convey all or substantially all of its assets to, any other Person, this Warrant shall thereafter entitle the Holder to purchase at the Exercise Price then in effect, the number and kind of securities or other property as would have been issuable or distributable to the Holder on account of such consolidation, merger, sale or conveyance, if this Warrant had been exercised in its entirety immediately prior to such consolidation, merger, sale or conveyance. The Company shall take such steps in connection with such consolidation, merger, sale or conveyance as may be necessary to assure that the provisions of this Warrant shall be applicable, as nearly as possible, to any securities or other property thereafter deliverable upon the exercise of this Warrant. The foregoing provisions shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, all adjustment provisions of this Article III shall apply to such securities of

such successor or purchaser after any such consolidation, merger, sale or conveyance.

(b) Stock Dividend, Reclassification, etc. If the Company shall (i) declare or pay a dividend in or make a distribution of shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to any such dividend, distribution, subdivision, combination, or reclassification, shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares or other securities of the Company which such Holder would have owned or would have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect to such event. An adjustment made pursuant to this Section 3.02(b) shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

(c) Adjustment of Exercise Price. Whenever the number of Warrant Shares is adjusted as provided in this Section 3.02, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares subject to this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares subject to this Warrant immediately after such adjustment.

3.03 Adjustments for Additional Issuances; Fair Market Value of Shares.

(a) If after the date of this Warrant, the Company issues additional shares of Common Stock or any other class or series of capital stock or any warrants, options or other rights convertible into or exercisable for Common Stock or other class or series of capital stock of the Company, other than shares of capital stock issued or issuable for which an appropriate adjustment has been made under Section 3.02, without consideration or for a consideration per share (the "Offering Price") less than the Exercise Price then in effect (calculated on an as converted basis for securities convertible into Common Stock) (the "Valuation Price"), then the Exercise Price shall be automatically (without any further action by any party) reduced to the Offering Price.

(b) The Company acknowledges and agrees that as of the date of this Warrant, the fair market value of a share of Common Stock that can be acquired by the Holder pursuant to this Warrant is $0.30 per share.

3.04 Written Notice. On the occurrence of an event requiring an adjustment of the Exercise Price or the number of Warrant Shares pursuant to Section 1.01, Section 3.02 or Section 3.03, the Company shall promptly give written notice to the Holder stating the adjusted Exercise

Price and the adjusted number and kind of securities purchasable under this Warrant resulting from the event, and setting forth the method of calculation. When appropriate, at the Company's option such notice may be given in advance. The Board, acting in good faith, shall determine the calculation. The Holder may challenge the calculations by giving the Company written notice, specifically stating his objections to such calculations, within ninety (90) days after Holder's receipt of such notice from the Company.

ARTICLE IV
COVENANTS OF THE COMPANY

The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company:

(a) shall at all times reserve and keep available, so long as this Warrant remains outstanding, free from preemptive rights, a number of shares of Common Stock equal to the number of Warrant Shares to be issued upon the exercise of this Warrant in its entirety; and

(b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of such Warrant Shares upon the exercise of this Warrant.

ARTICLE V
MISCELLANEOUS

5.01 Entire Agreement. This Warrant contains the entire agreement between the Holder and the Company with respect to the Warrant Shares purchasable upon exercise of this Warrant and the related transactions and supersedes all prior arrangements or understandings with respect to the transactions contemplated by this Warrant.

5.02 Governing Law. This Warrant shall be interpreted, construed and governed by the laws of the State of Nevada, without regard to its conflict of laws provisions. Venue for any interpretation, enforcement or dispute regarding this Warrant shall be exclusively in the federal and state courts located in Clark County, Nevada.

5.03 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits of such term or provision, and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder of this Warrant and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. No course of dealing between the Holder and the Company or any failure or delay on the part of the Holder in exercising any rights or remedies under this Warrant shall operate as a waiver of any rights or remedies of the Holder under this or any other applicable instrument. No single or partial

exercise of any rights or remedies under this Warrant shall operate as a waiver or preclude the exercise of any other rights or remedies under this Warrant, and a waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

5.04 Severability. Any provision contained in this Warrant which is prohibited or unenforceable by law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions contained in this Warrant.

5.05 Notices. Any notices or communications under this Agreement shall be given by any of the following means: (i) registered, certified or first class mail; (ii) hand delivery, with confirmed receipt of delivery; (iii) facsimile, with confirmed receipt of transmission, or (iv) nationally recognized overnight delivery service with confirmed receipt of delivery. Notice shall be deemed to have been given (i) on the third day following deposit in the United States mail, if mailed; or (ii) when delivered, if delivered by hand delivery, facsimile, or nationally recognized delivery service. Such notice or communication shall be given to the Company and the Holder at the address listed below:

If to the Company: SSGI, Inc.
8120 Belvedere Road
Suite #4
West Palm Beach, Fl. 33411
Attention: Chief Executive Officer
Facsimile: (561) 202-6216

If to the Holder: 7161 S. Eastern Ave., Suite 3A
Las Vegas, Nevada 89119-4675
Attention: Chief Executive Officer
Facsimile:

Any party may, by written notice to the other party, change the representative or the address to which such notices and communications are to be sent.

5.06 Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notices other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration in this Warrant of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.07 Replacement of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft

or destruction upon delivery of an agreement of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in the name of the Holder, in lieu of such lost, stolen, destroyed or mutilated Warrant. This Warrant shall be promptly canceled by the Company upon the surrender of this Warrant in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of such Warrant pursuant to this Section 5.07.

5.08 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation of this Warrant.

5.09 Identity of Transfer Agent. Upon request by the Holder, the Company shall provide the Holder with the contact information for the Transfer Agent for the Common Stock. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Holder a statement setting forth the contact information of such transfer agent.

5.10 Absolute Obligation to Issue Warrant Shares. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of this 22 day of July, 2009.

SSGI, INC., a Florida corporation

By: ______________________________
Name: Ryan Sexton
Its: Pres

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